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                                                                   Exhibit 8.1

                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                                 Citicorp Center
                              153 East 53rd Street
                          New York, New York 10022-4675

                                  212 446-4800
                                                                      Facsimile:
                                 June 11, 1998                      212 446-4900


MCMS, Inc.
16399 Franklin Road
Nampa, Idaho 83687

         Re: Offer by MCMS, Inc. to Exchange its (i) Series B 9 3/4% Senior Subordinated Notes due 2008 for any and all of its 9 3/4% Senior Subordinated Notes due 2008, (ii) Series B Floating Interest Rate Subordinated Term Securities due 2008 for any and all of its Floating Interest Rate Subordinated Term Securities due 2008 and (iii) Series B 12 1/2% Senior Exchangeable Preferred Stock for any and all of its 12 1/2% Senior Exchangeable Preferred Stock

Ladies and Gentlemen:

         We are acting as special counsel to MCMS, Inc., an Idaho corporation (the "Company"), in connection with the proposed registration by the Company of
(i) up to $145,000,000 in aggregate principal amount of the Company's Series B
9 3/4% Senior Subordinated Notes due 2008 (the "Fixed Rate Exchange Notes"),
(ii) up to $30,000,000 in aggregate principal amount of the Company's Series B Floating Interest Rate Subordinated Term Securities due 2008 (the "Floating Rate Exchange Notes" and, together with the Fixed Rate Exchange Notes, the "Exchange Notes"), (iii) up to $47,500,000 of the Company's Series B 12 1/2% Senior Exchangeable Preferred Stock (the "Exchange Preferred Stock" and together with the Exchange Notes, the "Exchange Securities") and (iv) $47,500,000 of 12 1/2% Subordinated Exchange Debentures due 2010, pursuant to a Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission (the "Commission") on April 24, 1998 under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), for the purpose of effecting an exchange offer (the "Exchange Offer") for (i) the Company's 9 3/4% Senior Subordinated Notes due 2008 (the "Fixed Rate Notes"), (ii) the Company's Floating Interest Rate Subordinated Term Securities due 2008 (the "Floating Rate Notes" and, together with the Fixed Rate Notes, the "Notes") and (iii) the Company's 12 1/2% Senior Exchangeable Preferred Stock (the "Preferred Stock" and together with the Notes, the "Securities"), respectively.
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         You have requested our opinion as to certain United States federal income tax consequences of the Exchange Offer. In preparing our opinion, we have reviewed and relied upon the Company's Registration Statement on Form S-4 (File No. 333-50981), filed with the Securities and Exchange Commission on April 24, 1998 (the "Registration Statement"), and such other documents as we deemed necessary.

         On the basis of the foregoing, it is our opinion that the exchange of the Exchange Securities for Securities pursuant to the Exchange Offer will not be treated as an "exchange" for United States federal income tax purposes.

         The opinions set forth above are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures, and announcements; existing judicial decisions; and other applicable authorities. No tax rulings have been sought from the IRS with respect to any of the matters discussed herein. Unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or by a court. We express no opinion concerning any United States federal income tax consequences of the Exchange Offer except as expressly set forth above.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and the summarization of this opinion under the section titled "Certain Federal Income Tax Considerations" in the Registration Statement.

                                Very truly yours,

                                /s/ Kirkland & Ellis
                                   -----------------

                                Kirkland & Ellis